   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 24, 1997
                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                              ENERGEN CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

              ALABAMA                               63-0757759
  (STATE OR OTHER JURISDICTION OF      (I.R.S. EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)

                            2101 SIXTH AVENUE NORTH
                           BIRMINGHAM, ALABAMA 35203
                                (205) 326-2700
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------
                            J. DAVID WOODRUFF, JR.
                              ENERGEN CORPORATION
                            2101 SIXTH AVENUE NORTH
                           BIRMINGHAM, ALABAMA 35203
                                (205) 326-2700
 (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                                      OF
                              AGENT FOR SERVICE)

                                ---------------

     THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

           JOHN K. MOLEN                           DAVID P. FALCK
   BRADLEY ARANT ROSE & WHITE LLP        WINTHROP, STIMSON, PUTNAM & ROBERTS
    2001 PARK PLACE, SUITE 1400                ONE BATTERY PARK PLAZA
     BIRMINGHAM, ALABAMA 35203              NEW YORK, NEW YORK 10004-1490
           (205) 521-8238                          (212) 858-1438

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as the Registrant may determine.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
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                                        PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF         AGGREGATE OFFERING       AMOUNT OF
     SECURITIES TO BE REGISTERED            PRICE(1)      REGISTRATION FEE(2)(3)
--------------------------------------------------------------------------------
Debt Securities; Common Stock........     $400,000,000           $108,704

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(1) Estimated solely for purposes of computing the registration fee.
(2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the offering price rather than the principal amount of any Debt Securities issued at a discount.
(3) Pursuant to Rule 429 under the Securities Act of 1933, as amended, $31,512,500 of the securities being registered are being carried forward from a prior registration statement on Form S-3 (Registration No. 333-11239). The filing fee associated with such securities that was previously paid with the earlier registration statement was $10,866.

                                ---------------
  Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein also relates to securities of the Registrant previously registered on Form S-3 (Registration No. 333-11239).

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATES AS
MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED        , 1998

PROSPECTUS

                                  $400,000,000

                              ENERGEN CORPORATION

                                DEBT SECURITIES
                                  COMMON STOCK

  Energen Corporation (the "Corporation") may offer from time to time up to an aggregate amount of $400,000,000 (or the equivalent thereof if any of the securities offered hereby are denominated in a currency, currency unit or composite currency other than the U.S. dollar) of (i) its notes, debentures or other evidences of unsecured indebtedness (the "Debt Securities") in one or more currencies on terms to be determined at the time of sale and (ii) shares of its common stock, par value $.01 per share (the "Common Stock"), on terms to be determined at the time of sale. The Common Stock is referred to herein as the "Equity Securities," and the Debt Securities and the Equity Securities are collectively referred to herein as the "Offered Securities." The Offered Securities may be sold for U.S. Dollars, foreign currencies or foreign currency units, and the principal of or any interest on the Debt Securities may be payable in U.S. Dollars, foreign currencies or foreign currency units. The Debt Securities will rank equally with all other outstanding unsecured senior indebtedness of the Corporation. The Debt Securities may be issued in one or more series with the same or various maturities, at par or with an original issue discount. The Debt Securities of any series may be in registered or bearer form and may be represented by a single global security registered in the name of a securities depositary.

  When Debt Securities are offered, a supplement to this Prospectus (the "Prospectus Supplement") will set forth the specific terms of such Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, currency or currency unit of denomination and payment, maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, any terms for redemption (which either may be at the option of the Corporation or the holder), any terms for sinking fund payments, and information about any listing on a securities exchange of such Debt Securities. When Equity Securities are offered, a Prospectus Supplement will set forth the aggregate number of shares offered. Any Prospectus Supplement will also set forth the initial public offering price, the net proceeds to the Corporation and other specific terms of the Offered Securities.

  The Offered Securities may be sold to or through underwriters, dealers or agents, or directly to purchasers. If any agents of the Corporation or any underwriters are involved in the sale of the Offered Securities, their names, and any applicable fee, commission or discount arrangements with them will be set forth in any applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of a Prospectus Supplement describing such series or issue of Offered Securities and the method and the terms thereof.

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION   OR  ANY  STATE  SECURITIES  COMMISSION  NOR   HAS  THE
  COMMISSION OR ANY  STATE SECURITIES COMMISSION PASSED UPON  THE ACCURACY OR
   ADEQUACY OF  THIS PROSPECTUS.  ANY  REPRESENTATION TO  THE CONTRARY  IS A
    CRIMINAL OFFENSE.

                  The date of this Prospectus is       , 1998.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A + +REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR A +
+SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE          +
+SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE + +WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES +
+LAWS OF ANY SUCH JURISDICTION.                                                +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             AVAILABLE INFORMATION

  The Corporation is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding reporting companies, including the Corporation. The shares of Common Stock of the Corporation are listed on the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Reports, proxy and information statements and other information concerning the Corporation can be inspected at the offices of that exchange.

  The Corporation has filed a Registration Statement on Form S-3 (herein, together with all exhibits and amendments thereto, called the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Corporation and the Offered Securities, reference is hereby made to the Registration Statement and the exhibits and schedules thereto. The registration statement may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Public Reference Section of the Commission at such address at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Corporation with the Commission are incorporated by reference in the Prospectus:

    (a) The Corporation's Annual Report on Form 10-K for the year ended September 30, 1997 filed pursuant to Section 13(a) of the Exchange Act; and

    (b) The description of the Corporation's preferred stock purchase rights contained in, and the Rights Agreement filed as an exhibit to, the Corporation's Registration Statement on Form 8-A, as amended, File No. 1-7810, dated August 8, 1988.

  All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The information relating to the Corporation contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more of the documents incorporated by reference in this Prospectus; accordingly, such information contained herein is qualified in its entirety by reference to such incorporated documents and should be read in conjunction therewith.

  The Corporation will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference in the Prospectus unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests for such copies should be addressed to Energen Corporation, Investor Relations Department, 2101 Sixth Avenue North, Birmingham, Alabama 35203 (telephone number (800) 654-3206 or (205) 326-2634).

                              ENERGEN CORPORATION

  The Corporation is a diversified energy holding company engaged in natural gas distribution and oil and natural gas exploration and production activities. The Corporation's utility subsidiary, Alabama Gas Corporation ("Alagasco"), is the largest natural gas distribution utility in the State of Alabama. The Corporation's oil and gas exploration and production activities are conducted by its subsidiary, Taurus Exploration, Inc. and its subsidiary (collectively "Taurus").

  The Corporation's executive offices are located at 2101 Sixth Avenue North, Birmingham, Alabama 35203, and its telephone number is (205) 326-2700.

               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

  The following are the consolidated ratios of earnings to fixed charges for each of the periods indicated:

                                                        YEAR ENDED SEPTEMBER 30,
                                                        ------------------------
                                                        1997 1996 1995 1994 1993
                                                        ---- ---- ---- ---- ----
   Ratio of Earnings to Fixed Charges.................. 2.40 2.91 2.95 3.68 3.01

  For purposes of computing the consolidated ratio, earnings represent net income applicable to Common Stock, plus applicable income taxes and fixed charges. Fixed charges represent interest expense, capitalized interest and amortization of debt expense.

                                USE OF PROCEEDS

  Except as may otherwise be described or referred to in a Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Offered Securities for general corporate purposes, including the Corporation's working capital needs, the funding of investments in, or extensions of credit to, its subsidiaries, the possible acquisition of other corporations or their assets or liabilities, including the acquisition of natural gas and oil properties and the reduction of short-term or other outstanding indebtedness. Pending such use, the Corporation may temporarily invest the net proceeds in investment grade securities. The Corporation may, from time to time, engage in additional capital financings of a character and in amounts to be determined by the Corporation in light of its need at such time or times and in light of prevailing market conditions.

                        DESCRIPTION OF DEBT SECURITIES

  The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any applicable Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any applicable Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Offered Debt Securities.

  The Debt Securities will be issued under an Indenture (the "Indenture") between the Corporation and The Bank of New York (the "Trustee"). A copy of the Indenture is filed as an exhibit to this Registration Statement. The following summaries of the Debt Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the applicable definitions therein of certain terms used in this Prospectus. All capitalized terms not defined in this Prospectus shall have the definitions ascribed to them in the Indenture. Copies of the Indenture are available for inspection during normal business hours at the principal office of the Corporation or at the corporate trust office of the Trustee.

GENERAL

  The Debt Securities will be direct, unsecured obligations of the Corporation and will rank pari passu with all outstanding unsecured senior indebtedness of the Corporation. The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series. All securities issued under the Indenture will rank equally and ratably with all other securities to be issued under such Indenture. The Corporation has previously issued $125,000,000 principal amount of its Medium-Term Notes, Series A under the Indenture, all of which are outstanding on the date hereof.

  The Debt Securities will be obligations exclusively of the Corporation. Since substantially all of the operations of the Corporation are conducted through its subsidiaries, principally Alagasco and Taurus, the Corporation's cash flow and consequently its ability to service debt is dependent upon the cash flow of its subsidiaries and the payment of funds by those subsidiaries in the form of dividends.

  The Prospectus Supplement and any related Pricing Supplement will describe certain terms of the Offered Debt Securities, including: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the date or dates on which the principal of the Offered Debt Securities is payable; (4) the rate or rates per annum (which may be fixed or variable) at which the Offered Debt Securities will bear interest, if any, or any method by which such rate or rates shall be determined, and the date or dates from which such interest will accrue; (5) the date or dates on which interest, if any, on the Offered Debt Securities will be payable and the Regular Record Dates for any such Interest Payment Dates; (6) each office or agency where the principal of, and premium, if any, and any interest on the Offered Debt Securities will be payable and may be surrendered for registration of transfer or exchange; (7) the period or periods within which, the price or prices at which, and the terms and conditions upon which the Offered Debt Securities may be redeemed, in whole or in part, at the option of the Corporation; (8) the obligation, if any, of the Corporation to redeem or purchase the Offered Debt Securities pursuant to any sinking fund or similar provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (9) whether the Offered Debt Securities are to be issued in whole or in part in the form of one or more global notes, and, if so, the identity of the depositary for such global notes and the terms and conditions, if any, on which interests in such global notes may be exchanged for the individual securities represented thereby; (10) whether the Offered Debt Securities are to be issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder and the amount of such discount; (11) the obligations or instruments which shall be considered to be Eligible Obligations in respect of Offered Debt Securities denominated in any currency other than United States Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Corporation indebtedness in respect of Offered Debt Securities after the satisfaction and discharge thereof; (12) any provisions for payment of additional amounts for taxes, and any provisions for redemption in the event the Corporation must comply with withholding tax or other tax reporting requirements in respect of an Offered Debt Security other than a Floating Rate Security ("Affected Security") or must pay such additional amounts in respect of any Offered Debt Security; (13) any index used to determine the amount of payment of principal of, and premium, if any, and any interest on the Offered Debt Securities; (14) the applicable Overdue Rate, if any; (15) any addition to, or modification or deletion of, any Events of Default or covenants provided for with respect to the Offered Debt Securities; (16) if the principal of or premium, if any, or interest, if any, on the Offered Debt Securities are to be payable, at the election of the Corporation or a Holder thereof, in a coin or currency other than that in which the Debt Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made; (17) the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Offered Debt Securities shall be payable (if other than the currency of the United States); (18) if the principal of or premium, if any, or interest on the Offered Debt Securities are to be payable, or are to be payable at the election of the Corporation or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the method by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; (19) the terms, if any, pursuant to which the Offered Debt Securities may be converted into or exchanged for shares of capital stock or other securities of the Corporation; and (20) any other terms and provisions of the Offered Debt Securities which are not inconsistent with the Indenture.

  Unless otherwise provided in the Prospectus Supplement or a Pricing Supplement, the Debt Securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof.

  Debt Securities may be issued as Discount Securities to be sold at a substantial discount below their principal amount. Discount Securities mean any Debt Securities issued with "original issue discount" within the meaning of Section 1273(a) of the Code and the regulations thereunder. Special United States income tax and other considerations applicable to Discount Securities will be described in any applicable Prospectus Supplement relating thereto. Discount Securities may provide for the declaration of acceleration of the Maturity of an amount less than the principal amount thereof upon the occurrence of an Event of Default and the continuation thereof.

  The Indenture provides that all Debt Securities of any one series need not be issued at the same time and that the Corporation may, from time to time, issue additional Debt Securities of a previously issued series. In addition, the Indenture provides that the Corporation may issue Debt Securities with terms different from those of any other series of Debt Securities and, within a series of Debt Securities, terms (such as interest rate or manner in which interest is calculated, original issue date, redemption provisions and maturity date) may differ.

CERTAIN CONDITIONS FOR ISSUANCE OF ADDITIONAL INDEBTEDNESS

  Pursuant to Section 234 of the Constitution of Alabama of 1901, the bonded indebtedness of Alabama corporations may not be increased without the consent of shareholders. The Corporation is presently authorized to issue, without further shareholder approval, bonded indebtedness in an amount which, when added to the bonded indebtedness then outstanding, does not exceed the greater of (i) $750,000,000 or (ii) one hundred fifty percent (150%) of the total shareholders' equity of the Corporation as reflected in the consolidated financial statements of the Corporation as of the end of the Corporation's most recently completed fiscal quarter.

GLOBAL NOTES

  If the Prospectus Supplement so provides, the Offered Debt Securities of a series may be issued in whole or in part in the form of one or more Global Notes that will be deposited with or on behalf of a depositary located in the United States identified in any applicable Prospectus Supplement relating to such series. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note. The specific terms of the depositary arrangement with respect to any Offered Debt Securities of a series will be described in any applicable Prospectus Supplement relating to such series.

PAYMENT AND PAYING AGENTS

  Except as may be provided in the applicable Prospectus Supplement, interest, if any, on each Debt Security payable on each Interest Payment Date will be paid to the person in whose name such Debt Security is registered as of the close of business on the Regular Record Date relating to such Interest Payment Date. However, if there has been a default in the payment of interest on any Debt Security, such defaulted interest may be payable to the Holder of such Debt Security as of the close of business on a date selected by the Trustee not more than 15 days and not less than 10 days prior to the date proposed by the Corporation for payment of such defaulted interest.

  Unless otherwise indicated in any applicable Prospectus Supplement, principal of, and premium and interest, if any, on the Debt Securities will be payable at the office of the Trustee designated for such purpose or at any paying agent maintained by the Corporation for such purpose, except that at the option of the Corporation payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer to an account maintained by the Person entitled thereto. The Corporation may appoint one or more Paying Agents and may remove any Paying Agent, all in its discretion.

  The transfer of the Debt Securities may be registered, and the Debt Securities may be exchanged for other Debt Securities of authorized denominations and of like tenor and aggregate principal amount at the office of the Trustee designated for such purpose or at any paying agency maintained by the Corporation for such purpose. The Corporation may appoint one or more additional security registrars or transfer agents and may remove any security registrar or transfer agent, all in its discretion. The applicable Prospectus Supplement will identify any additional security registrar or transfer agent appointed.

  No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Corporation will not be required (a) to issue, register the transfer of or exchange Debt Securities during the period of 15 days prior to giving any notice of redemption or (b) to issue, register the transfer of or exchange any Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

  All moneys paid by the Corporation to the Trustee or a Paying Agent for the payment of principal of, and premium, if any, and any interest on any Debt Securities which remain unclaimed at the end of two years after such principal, premium or interest shall become due and payable will be repaid, subject to applicable laws of escheat, to the Corporation, and the Holder of such Debt Securities will thereafter look only to the Corporation for payment thereof.

REDEMPTION

  Any terms for the optional or mandatory redemption of the Offered Debt Securities will be set forth in the applicable Prospectus Supplement. In accordance with the terms of the Indenture, Debt Securities will be redeemable only upon notice, by mail, not less than 30 nor more than 60 days prior to the date fixed for redemption and, if less than all of the Debt Securities of any series are to be redeemed, the particular Debt Securities will be selected by the Security Registrar by such method as the Trustee deems fair and appropriate.

  Any notice of optional redemption may state that such redemption shall be conditional upon the receipt by the Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium and interest, if any, on such Debt Securities and that if such money has not been so received, such notice will be of no force or effect and the Corporation will not be required to redeem such Debt Securities.

EVENTS OF DEFAULT

  The following are Events of Default under the Indenture with respect to the Debt Securities of a series: (a) failure to pay any interest on any Debt Security of that series within 30 days after the same becomes due and payable;
(b) failure to pay the principal of or premium, if any, on any Debt Security of that series within three business days after the same becomes due and payable; (c) failure to perform, or breach of, any other covenant or warranty of the Corporation in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of one or more series of Debt Securities other than such series), continued for 90 days after written notice by the Trustee to the Corporation or by the Holders of at least 25% in principal amount of all Outstanding Debt Securities of such series to the Corporation and the Trustee as provided in the Indenture; (d) certain events involving bankruptcy, insolvency, conservatorship, receivership or reorganization of the Corporation or Alagasco or Taurus, whether voluntary or involuntary; (e) a default under any other indebtedness of the Corporation or Alagasco or Taurus or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Corporation or Alagasco or Taurus, in each case aggregating in excess of $10,000,000, which default constitutes a failure to pay any portion of the principal of such indebtedness when due or results in the acceleration of the maturity of such indebtedness, unless within a period of 10 days after written notice of such default has been given to the Corporation by the Trustee or to the Corporation and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Debt Securities of any series, such indebtedness has been discharged or such acceleration has been rescinded or annulled; and (f) any other Event of Default provided for with respect to Debt Securities of that series.

  Except as described in (d) and (e) above, no Event of Default with respect to the Debt Securities of one series necessarily constitutes an Event of Default with respect to the Debt Securities of any other series issued under the Indenture.

REMEDIES

  If any Event of Default with respect to the Debt Securities of any series occurs and is continuing, either the Trustee or the Holders of at least 33% in aggregate principal amount of all the Outstanding Debt Securities of that series may declare the principal amount of all the Outstanding Debt Securities of that series to be due and payable immediately; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Debt Securities, the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Debt Securities of all such series, considered as one class, may make such declaration of acceleration and not the Holders of the Debt Securities of any one of such series.

  The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of the Debt Securities of that series, waive any past default and its consequences under the Indenture with respect to the Debt Securities of that series, except a default in the payment of principal or premium or interest, if any, on any Debt Security of that series, or in respect of a provision of the Indenture which cannot be amended or modified without the consent of the Holder of each Outstanding Debt Security of the series affected.

  At any time after the declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for the payment of money due has been obtained, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled if (a) the Corporation has paid or deposited with the Trustee a sum sufficient to pay (1) all overdue interest on all of such Debt Securities; (2) the principal of and premium, if any, on any of such Debt Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities; (3) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Debt Securities; (4) all amounts due to the Trustee under the Indenture; and (b) any other Events of Default with respect to the Debt Securities of such series, other than the nonpayment of the principal of such Debt Securities which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

MISCELLANEOUS RIGHTS AND OBLIGATIONS OF TRUSTEE

  The Indenture provides that, subject to the duty of the Trustee during the continuance of an Event of Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustee and subject to certain other limitations, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Debt Securities, the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Debt Securities of any one of such series; and provided, further, that (a) such direction will not be in conflict with any rule of law or with the Indenture and would not involve the Trustee in personal liability in circumstances where reasonable indemnity would not, in the Trustee's sole discretion, be adequate, (b) the Trustee shall not have determined that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction and, (c) the Trustee may take any other action it deems proper which is not inconsistent with such direction. The right of a Holder of any Debt Security of such series to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, but each Holder has an absolute right to receive payment of principal and premium and interest, if any, when due and to institute suit for the enforcement of any such payment. The Indenture provides that the Trustee, within 90 days after the occurrence of any default thereunder with respect to the Debt Securities of a series, is required to give the Holders of the Debt Securities of such series notice of any default known to it, unless cured or waived; provided, however, that, except in the case of a default in the payment of principal of or premium or interest, if any, on any Debt Securities of such series, the Trustee may withhold such notice if the Trustee determines that it is in the interest of such Holders to do so; and, provided, further, that in the case of an Event of Default of the character specified above in clause (c) under "Events of Default," no such notice shall be given to such Holders until at least 75 days after the occurrence thereof.

  The Corporation is required to furnish to the Trustee annually a statement as to the performance by the Corporation of certain of its obligations under the Indenture and as to any default in such performance. The Corporation is also required to notify the Trustee of any Event of Default within 10 days after certain of its officers obtain actual knowledge thereof.

MODIFICATION, WAIVER AND AMENDMENT

  Certain modifications and amendments of the Indenture may be made by the Corporation and the Trustee without the consent of the Holders, including those which: (a) evidence the assumption by any successor to the Corporation of the Corporation's obligations under the Indenture or with respect to the Debt Securities; (b) add to the covenants of or surrender any rights of the Corporation under the Indenture; (c) add any Events of Default, in addition to those specified in the Indenture, with respect to all or any series of Outstanding Debt Securities; (d) change or eliminate any provision of the Indenture or add any new provision to the Indenture; provided, however, that if such change, elimination or addition will materially and adversely affect the interests of Holders of Debt Securities of any series, such change, elimination or addition will become effective with respect to such series only when there is no Debt Security of such series remaining outstanding under the Indenture; (e) provide collateral security for the Debt Securities; (f) establish the form or terms of Debt Securities of any series; (g) evidence the appointment of a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee; (h) provide for the procedures required to permit the utilization of a noncertificated system of registration for all or any series of Debt Securities; (i) subject to certain conditions, change the place where Debt Securities may be transferred, exchanged or paid; or (j) cure any ambiguity or inconsistency or make any other provisions with respect to matters and questions arising under the Indenture, provided such provisions shall not adversely affect the interests of the Holders of Debt Securities of any series in any material respect.

  Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is amended after the date of the Indenture to require changes to the Indenture or the incorporation therein of additional provisions or permit changes to, or the elimination of, provisions which at the date of the Indenture are required by the Trust Indenture Act to be contained in the Indenture, the Corporation and the Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to effect or reflect any such change, incorporation or elimination.

  Modifications of and amendments to the Indenture may be made by the Corporation and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment voting separately; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal or interest on, any Debt Security; (b) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon redemption thereof; (c) reduce the amount of the principal of Discounted Securities that would be due and payable upon a declaration of acceleration of the maturity thereof; (d) change the coin or currency in which any Debt Security or any premium or the interest thereon is payable; (e) impair the right to institute suit for the enforcement of any such payment; (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (g) reduce the requirements for quorum or voting; or (h) modify the provisions of the Indenture relating to the modification of the Indenture, or the circumstances under which the Holders may waive past defaults by and certain covenants of the Corporation except to increase the percentages in principal amount referred to therein.

  The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of all series with respect to which a certain covenant or restriction has been specified, may, on behalf of all Holders of Debt Securities waive compliance by the Corporation with certain covenants of the Indenture. The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may, on behalf of all Holders of Debt Securities of that series (a) waive any past default under the Indenture with respect to Debt Securities of that series, except a default (i) in the payment of principal, premium, if any, or interest on any Debt Security, or
(ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby, and (b) waive any Event of Default resulting in acceleration of such Debt Securities in specified circumstances.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Indenture provides that the Corporation shall not consolidate with or merge into any other corporation, association, company, joint stock company, limited liability company or business trust (the "Successor Corporation") or convey, transfer or lease its properties and assets substantially as an entity to any Person unless (i) the Successor Corporation into which the Corporation is merged or into which it is consolidated or the Person to which substantially all of the Corporation's assets or properties are conveyed, transferred or leased, is a Person organized under the laws of the United States, any state thereof or the District of Columbia, and expressly assumes by means of a supplemental indenture the due and punctual payment of the principal (and premium, if any) and interest on all the Outstanding Debt Securities and the performance of every covenant of the Corporation in the Indenture; (ii) upon the occurrence of such a transaction, treating any indebtedness for borrowed money which becomes an obligation of the Corporation as a result of such transaction as having been incurred by the Corporation at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall occur or be continuing; and (iii) the Corporation or the Successor Corporation or Person delivers to the Trustee an Officers' Certificate and an Opinion of Counsel stating that the consolidation, merger, conveyance, transfer or lease and the supplemental indenture complies with the Indenture and all conditions precedent for such transaction in the Indenture have been complied with.

CERTAIN COVENANTS

  Maintenance of Property. The Corporation will cause (or, with respect to property owned in common with others, make reasonable effort to cause) all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and will cause (or with respect to property owned in common with others, make reasonable effort to cause) to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the Corporation, may be necessary so that the business carried on in connection therewith may be properly conducted; provided, however, that the foregoing shall not prevent the Corporation from discontinuing, or causing the discontinuance of, the operation and maintenance of any of its properties if such discontinuance, in the judgment of the Corporation, (a) is desirable in the conduct of its business and (b) will not adversely affect the interests of the Holders of Debt Securities of any series in any material respect.

  Corporate Existence. Subject to the rights of the Corporation described under "Consolidation, Merger and Sale of Assets," the Corporation will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory) and franchises of the Corporation; provided, however, that the Corporation shall not be required to preserve any such right or franchise if, in the judgment of the Corporation (a) preservation thereof is no longer desirable in the conduct of the business of the Corporation and (b) the failure to preserve any such right or franchise will not adversely affect the interests of the Holders of Debt Securities of any series in any material respect.

  Restriction on Liens. The Corporation will not create, assume, incur or suffer to exist any mortgage, lien, pledge, charge or encumbrance of any kind (other than "Excepted Encumbrances") upon property of the Corporation (other than "Excepted Property") to secure indebtedness without effectively providing that the Debt Securities shall be secured equally and ratably with the indebtedness secured by such mortgage, lien, pledge, charge or encumbrance. Subject to the next succeeding sentence, the foregoing restriction shall not apply to (1) pledging of any assets of the Corporation as security for payment of taxes or other similar charges in connection with a good faith contest by the Corporation as to its liability for such payment; (2) pledging of any assets of the Corporation to secure a stay or discharge in connection with a legal proceeding in which the Corporation or a subsidiary is a party or for the purpose of obtaining insurance coverage or other surety obligations providing for securing such stay or discharge in the event such stay or discharge should be required; (3) making deposits or providing security in connection with tenders, redemptions, contracts or leases to which the Corporation is a party or deposits for the purpose of terminating obligations under an indenture; (4) pledging of assets in connection with the incurrence of indebtedness in aggregate principal amount not exceeding 5% of the assets of the Corporation as presented in the financial statements of the Corporation contained in the most recently filed report on Form 10-K or 10-Q (or successor forms thereto) filed with the Commission at the time of such pledge; (5) liens, pledges, security interests or other encumbrances on property, stock or indebtedness of any corporation existing at the time such corporation becomes a subsidiary of or is merged into the Corporation, or existing at the time of acquisition of such property or stock by the Corporation; (6) incurring liens, licenses, pledges, security interests or other encumbrances to secure payment of all or a part of the price of acquisition, construction or improvement of property or stock acquired by the Corporation or to secure any indebtedness incurred by the Corporation prior to, at the time of, or within 180 days after the later of the acquisition or completion of construction where the secured debt is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements thereon; (7) liens, pledges, security interests or other encumbrances on property of the Corporation created in favor of a government or any political subdivision or instrumentality thereof, to secure partial progress, installment, advance or other payments pursuant to any contract or statute or to secure any indebtedness or other obligation incurred for the purpose of financing all or any part of the purchase price or the cost of construction of property subject to the encumbrance; or (8) any extension, renewal or replacement of any lien or encumbrance referred to above, provided that the principal amount of the indebtedness secured thereby is not increased and the lien or security interest securing the indebtedness is not extended to cover additional property. Notwithstanding the foregoing, in no event shall the Corporation create, assume, incur or suffer to exist pursuant to the foregoing clauses (1) and (3) through (8) any mortgage, lien, pledge, charge or encumbrance on the capital stock of either of Alagasco or Taurus directly or indirectly owned by the Corporation. The term "Excepted Encumbrances" means liens for taxes, assessments or governmental charges not delinquent; liens securing indebtedness existing in or relating to real estate acquired for right-of-way purposes; easements or reservations in property of the Company by statute or ordinance; liens and charges incidental to current construction activities; obligations or duties created or imposed by municipalities or other public authority affecting property of the Company; rights reserved to or vested in any municipality or public authority to control or regulate the Company or use of its property; irregularities or deficiencies of title with respect to rights-of-way; and leases made or existing in the ordinary course of business of the Company. The term "Excepted Property" generally means certain property or equipment of the Corporation used in the ordinary course of business, including current assets, vehicles, certain inventories and equipment, as more particularly defined in the Indenture, and excludes capital stock issued by Alagasco and Taurus.

  Restriction on Sale-Leaseback Transactions. The Corporation will not enter into any arrangement providing for the lease to the Corporation of any property of the Corporation (except for temporary leases for a term, including any renewal thereof, of not more than three years), which property has been or is to be sold or transferred by the Corporation to the lessor unless the proceeds of such sale are at least equal to the fair value of such property and either: (i) the Corporation would be entitled, under the sub-caption "Restriction on Liens," to create, assume, incur or suffer to exist a mortgage, lien, pledge, charge or encumbrance to secure indebtedness on the property to be leased without equally and ratably securing the Offered Securities; or (ii) the Corporation shall, or covenants that it will, within 120 days of the effective date of any such arrangement (or in the case of clause (a) below, within six months thereafter pursuant to a commitment entered into within such 120 day period), apply an amount not less than the fair value of such property to any one or more of (a) the optional redemption of, or the purchase and retirement of, the Debt Securities, or (b) the payment or other retirement of Funded Debt (as defined therein) incurred or assumed by the Corporation which ranks pari passu with the Debt Securities (other than Funded Debt owned by the Corporation), or (c) the purchase at not more than the fair value of property by the Corporation (other than property of the Corporation involved in such sale).

SATISFACTION AND DISCHARGE; DEFEASANCE

  The Indenture, with respect to any and all series of Debt Securities (except for certain specified surviving obligations) will be discharged and canceled upon the satisfaction of certain conditions, including: (a) the payment in full of the principal of (and premium, if any) and interest on all series of the Debt Securities or the deemed payment in full of such Debt Securities, as described below; (b) the payment by the Corporation of all other sums required under the Indenture; and
(c) the delivery of a certificate by the Corporation to the Trustee stating that all conditions precedent relating to the satisfaction and discharge of the Indenture have been complied with.

  In addition, the Corporation may at any time (i) terminate certain of its obligations under the Indenture with respect to Debt Securities of any series ("legal defeasance") or (ii) terminate its obligations under certain covenants set forth in the Indenture with respect to Debt Securities of any series, including the provisions described above under "Certain Covenants--Restriction on Liens," "--Restriction on Sale-Leaseback Transactions" and "Consolidation, Merger and Sale of Assets" (after which any omission to comply with such obligations shall not constitute a Default with respect to such Debt Securities) ("covenant defeasance"). To exercise either legal defeasance or covenant defeasance, the Corporation must irrevocably deposit in trust with the Trustee, for the benefit of the Holders, cash or Eligible Obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal of and premium and interest, if any, due and to become due on the Debt Securities of such series on or prior to their redemption or maturity date in accordance with the terms of the Indenture and such Debt Securities; provided either (i) that such money or the proceeds of such Eligible Obligations shall have been on deposit with the Trustee for a period of at least 90 days, or (ii) that the Trustee shall have received an Opinion of Counsel to the effect that payments to Holders with such moneys as proceeds are not recoverable as a preference under any applicable United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors. The Corporation must also comply with certain other conditions, including the delivery of an opinion of counsel to the effect that the holders of such Debt Securities will not realize income, gain or loss for Federal income tax purposes as a result of such defeasance but will realize income, gain or loss on the Debt Securities, including payments of interest thereon, in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance, the opinion of counsel must be accompanied by a ruling of the Internal Revenue Service issued to the Corporation, or based on a change in law or regulation occurring after the date of the Indenture.

  Eligible Obligations include: (a) with respect to Debt Securities denominated in United States Dollars, Government Obligations (which include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depository receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof); and (b) with respect to Debt Securities denominated in a currency other than United States Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Debt Securities, as contemplated by the Indenture.

GOVERNING LAW

  The Debt Securities and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

U.S. FEDERAL TAXATION

  The Prospectus Supplement will contain a brief summary of the relevant United States federal income tax laws applicable to the Offered Debt Securities.

                         DESCRIPTION OF CAPITAL STOCK

  The Corporation's authorized capital stock consists of 30,000,000 shares of Common Stock, par value $.01 per share (hereinafter and hereinbefore referred to as the "Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), each of which is described below. The Corporation is requesting that its shareholders approve an increase in the number of authorized shares of Common Stock from 30,000,000 to 75,000,000 at the annual meeting of its shareholders in January 1998. On December 10, 1997, 14,476,686 shares of Common Stock were issued and outstanding, excluding shares held in treasury, and no shares of Preferred Stock were issued or outstanding. The summary description of the capital stock of the Corporation contained herein is necessarily general and reference should be made in each case to the Corporation's Restated Certificate of Incorporation, Certificate of Adoption of Resolutions Designating Series A Junior Participating Preferred Stock, Bylaws and Rights Agreement which are exhibits to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

  General. Subject to any prior rights of the Preferred Stock then outstanding, holders of Common Stock are entitled to receive dividends as and when they are declared by the Board of Directors out of funds legally available therefor. Subject to the rights, if any, of the Preferred Stock, all voting rights are vested in the holders of shares of Common Stock, each share being entitled to one vote. The holders of Common Stock are not entitled to cumulative voting rights in the election of directors, which means that the holders of more than 50% of the shares of Common Stock voting for election of directors can elect 100% of the directors if they choose to do so and, in such event, the holders of the remaining less than 50% of the shares voting for the election of directors are not able to elect any person or persons to the Board of Directors. Subject to any prior rights of the Preferred Stock, in the event of liquidation, the holders of Common Stock are entitled to receive pro rata any assets distributable to shareholders in respect of shares held by them. Holders of Common Stock do not have any right to subscribe to any additional securities which may be issued by the Company. The outstanding shares of Common Stock are fully paid and nonassessable.

  Special Vote Requirements for Certain Transactions. The Restated Certificate of Incorporation of the Corporation provides that certain specified transactions or a series of such transactions with an "Interested Stockholder" (generally defined as a holder of 10% or more of the voting power of the outstanding voting stock of the Corporation or an affiliate of such a holder) require approval by the vote of the holders of at least 80% of the then outstanding shares of voting stock of the Corporation, except in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is approved by a majority of the members of the Board of Directors who are unaffiliated with, and not a nominee of, the Interested Stockholder and who were directors before the Interested Stockholder became an Interested Stockholder (or successors to such directors who are neither affiliated with, nor the nominee of, the Interested Stockholder and who were recommended to succeed their predecessors by a majority of the directors meeting such criteria). The specified transactions include (i) a merger or consolidation of the Corporation or any of its subsidiaries with or into an Interested Stockholder or any other corporation which is, or after such merger or consolidation would be, an Affiliate (as defined) of an Interested Stockholder; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of the Corporation or any of its subsidiaries having a value of $1,000,000 or more to or with an Interested Stockholder or any Affiliate of an Interested Stockholder; (iii) the issuance or transfer of stock or other securities of the Corporation or of any of its subsidiaries to an Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property having a value of $1,000,000 or more; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or (v) any reclassification of securities, recapitalization, merger or consolidation of the Corporation with a subsidiary or any similar transaction which has the effect, directly or indirectly, of increasing an Interested Stockholder's or any Affiliate of an Interested Stockholder's proportionate share of the outstanding equity securities (or securities convertible thereinto) of the Corporation or any of its subsidiaries. At present, the Corporation is not aware of the existence of any shareholder who would be an Interested Stockholder.

  Provisions with respect to Board of Directors. The Restated Certificate of Incorporation of the Corporation provides that the members of the Board of Directors are divided into three classes as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of shareholders, one-third of the members of the Board of Directors are elected for a three-year term, and the other directors remain in office until their three-year terms expire. Thus, control of the Board of Directors cannot be changed in one year; rather, at least two annual meetings must be held before a majority of the members of the Board of Directors can be changed.

  Vacancies on the Board of Directors other than those caused by an increase in the number of directors may be filled by a majority of the remaining directors though less than a quorum. A director elected to fill such a vacancy is elected to serve until the next annual meeting of shareholders. Any directorship to be filled as a result of an increase in the number of directors may be filled only by election at an annual meeting or at a special meeting of shareholders called for such purpose unless Alabama law at such time permits such vacancy to be filled by a majority of the remaining directors.

  The Alabama Business Corporation Act provides (unless otherwise provided in a corporation's charter) that a director, or the entire Board of Directors, may be removed by the shareholders at a meeting of shareholders expressly called for that purpose with or without cause by vote of the holders of a majority of the shares of the Corporation then entitled to vote on election of directors. The Restated Certificate of Incorporation and Bylaws of the Corporation, however, provide that the affirmative vote of the holders of at least 80% of the voting power of the outstanding capital stock entitled to vote for the elections of directors is required to remove a director or the entire Board of Directors from office.

  Special Vote Requirements for Certain Amendments to Restated Certificate of Incorporation. Certain portions of the Restated Certificate of Incorporation of the Corporation described in certain of the preceding paragraphs, including those related to business combinations and the classified Board of Directors, may be amended only by the affirmative vote of the holders of 80% of the voting power of the outstanding voting stock of the Corporation.

  Possible Effects of Special Provisions. Certain of the provisions contained in the Restated Certificate of Incorporation and Bylaws of the Corporation described above have the effect of making it more difficult to change the Board of Directors and may make the Board of Directors less responsive to shareholder control. Certain of these provisions also may tend to discourage attempts by third parties to acquire the Corporation because of the additional time and expense involved and a greater possibility of failure, and, as a result, may decrease the likelihood of an acquisition of the Corporation by a potential purchaser or adversely affect the price that a potential purchaser would be willing to pay for the capital stock of the Corporation.

  Preferred Stock Purchase Rights. In order to protect the Corporation's shareholders from coercive or unfair takeover tactics, the Corporation's Board of Directors on July 27, 1988 adopted a Shareholder Rights Plan (the "Shareholder Rights Plan"). Pursuant to the Shareholder Rights Plan, each share of the Corporation's Common Stock outstanding has associated with it two-thirds of one right (a "Right") to purchase, until July 27, 1998 (or, if earlier, the redemption of the Rights), a unit consisting of 1/100th of one share of Series A Junior Participating Preferred Stock (the "Unit") at an exercise price of $80 per Unit, subject to certain antidilution and other adjustments as provided in the Shareholder Rights Plan. The Shareholder Rights Plan also approved the further issuance of Rights for all shares of Common Stock that are subsequently issued unless otherwise specified by the Board. Accordingly and subject to adjustment as provided above, two-thirds of a Right will be issued for each share of Common Stock offered hereby. Until certain specified conditions exist, the Rights will be represented by the certificates for the Common Stock and will not be exercisable or transferable apart from the certificates for the Common Stock.

  The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Corporation without conditioning the offer on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Corporation since, among other things, the Board of Directors may, at its option, at any time until 10 days (subject to extension) following the date on which a person or group acquires 20% or more of the outstanding Common Stock, except under certain circumstances, redeem all but not less than all the then outstanding Rights at $.02 per Right.

  A Rights Agreement dated as of July 27, 1988, between the Corporation and AmSouth Bank, N.A., as amended, specifies the terms of the Rights and the foregoing description of the Rights is qualified in its entirety by reference to such Rights Agreement, which is an exhibit to the Corporation's Registration Statement on Form 8-A, as amended, File No. 1-7810, dated August 8, 1988, and which is incorporated by reference herein. See "Incorporation of Certain Documents by Reference".

  Limitations on Dividend Payments. The Corporation is subject to several indentures and other debt instruments which restrict the Corporation's ability to pay dividends. Under the most restrictive indenture or other debt instrument, the Corporation is required to maintain a consolidated tangible net worth of not less than $80,000,000. At September 30, 1997, the Corporation had a consolidated tangible net worth of approximately $300,900,000 and therefore, under the indenture restriction, the Corporation could make dividend payments in respect of its Common Stock of $220,900,000.

  Transfer Agent and Registrar. The transfer agent and registrar for the Common Stock is Harris Trust and Savings Bank, 311 West Monroe Street, 11th Floor, Chicago, Illinois 60606 . The Company's Common Stock is listed on the New York Stock Exchange.

PREFERRED STOCK

  General. Under the Corporation's Restated Certificate of Incorporation, the Board of Directors is authorized, without further shareholder action, to provide for the issuance of up to 5,000,000 shares of Preferred Stock, in one or more series, with such voting powers, or without voting powers, and with such designations and relative rights and preferences as shall be set forth in resolutions providing for the issue thereof adopted by the Board of Directors. It is not possible to state the actual effect of the authorization and issuance of Preferred Stock upon the rights of holders of the Common Stock unless and until the Board of Directors determines the attributes of the Preferred Stock and the specific rights of its holders. Such effects may include, however, (i) restrictions on dividends on Common Stock if dividends on Preferred Stock have not been paid; (ii) dilution of the voting power of Common Stock to the extent that Preferred Stock has voting rights, or to the extent that any Preferred Stock series is convertible into Common Stock; (iii) dilution of the equity interest of Common Stock unless Preferred Stock is redeemed by the Corporation; and (iv) limitation on the right of holders of Common Stock to share in the Corporation's assets upon liquidation until satisfaction of any liquidation preference granted to Preferred Stock. Although the ability of the Corporation to issue Preferred Stock provides flexibility in connection with possible acquisitions and other corporate purposes, its issuance could be used to impede an attempt by a third party to acquire a majority of the outstanding voting stock of the Corporation.

  Series A Junior Participating Preferred Stock. In connection with the adoption of the Shareholder Rights Plan described above, on July 27, 1988, the Corporation's Board of Directors designated 150,000 shares of the Corporation's authorized but unissued Preferred Stock as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock"). The terms of the Series A Preferred Stock are such that one share of Series A Preferred Stock will be approximately equivalent to 100 shares of Common Stock. Each 1/100th of one share of Series A Preferred Stock has the same dividend and voting right as one full share of Common Stock, except that, if dividend payments on the Series A Preferred Stock are in arrears for six consecutive quarters, the Corporation's ability to pay dividends on its Common Stock is restricted, and holders of the Series A Preferred Stock will have enhanced voting rights. In addition each 1/100th of one share of Series A Preferred Stock has a minimum quarterly dividend of $.05 per 1/100th of one share, a liquidation preference and certain other rights preferential to Common Stock. Pursuant to the Shareholder Rights Plan, Rights have been issued to the Corporation's shareholders, but such Rights have not yet become exercisable and no shares of Series A Preferred Stock have been issued.

                             PLAN OF DISTRIBUTION

  The Corporation may sell the Offered Securities being offered hereby to underwriters or through agents or directly to purchasers. The applicable Prospectus Supplement will set forth the terms of the offering of the Offered Securities to which such Prospectus Supplement relates, including the name or names of any underwriters or agents with whom the Corporation has entered into arrangements with respect to the sale of such Offered Securities, the public offering or purchase price of such Offered Securities and the net proceeds to the Corporation from such sale, any underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, if any, any commissions allowed or paid to agents, and the securities exchanges, if any, on which the Offered Securities will be listed.

  The Offered Securities may be purchased to be re-offered to the public through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters. The underwriter or underwriters with respect to an underwritten offering of the Offered Securities will be named in any applicable Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of any applicable Prospectus Supplement. Unless otherwise set forth in any applicable Prospectus Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of Offered Securities will be obligated to purchase all of its allocated Offered Securities if any are purchased. Any initial public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Offered Securities may be offered and sold by the Corporation, directly or through agents designated by the Corporation from time to time, which agents may be affiliates of the Corporation. Any agent involved in the offer and sale of the Offered Securities in respect of which this Prospectus is being delivered will be named, and any commissions payable by the Corporation to such agent will be set forth, in any applicable Prospectus Supplement. Unless otherwise indicated in any applicable Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

  The Debt Securities will be new issues of securities with no established trading market. Any underwriters to whom such Debt Securities are sold by the Corporation for public offering and sale may make a market in such Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the the trading market for, any Offered Securities.

  Any underwriter or agent participating in the distribution of the Offered Securities may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Offered Securities so offered and sold, and any discounts or commissions received by them from the Corporation and any profit realized by them on the sale or resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act.

  Underwriters, agents and their controlling persons may be entitled, under agreements entered into with the Corporation, to indemnification by the Corporation against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

                                LEGAL OPINIONS

  The legality of the Offered Securities being offered hereby will be passed upon for the Corporation by Bradley Arant Rose & White LLP, Birmingham, Alabama, and certain legal matters will be passed upon for any underwriters, dealers or agents by Winthrop, Stimson, Putnam & Roberts, New York, New York. As of December 23, 1997, the partners and associates of Bradley Arant Rose & White LLP beneficially owned approximately 5,000 shares of Common Stock of the Corporation.

                                    EXPERTS

  The consolidated balance sheets of Energen Corporation and its subsidiaries as of September 30, 1997 and 1996 and the consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ending September 30, 1997 and the related financial statement schedule, which are incorporated by reference or included in the Corporation's Annual Report on Form 10-K for the year ended September 30, 1997 and which are incorporated by reference in the Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in auditing and accounting.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The Registrant estimates that the expenses, other than underwriting commissions and discounts, to be incurred and borne by it in connection with the proposed sale of the Common Stock and Debt Securities will be as follows:

    Registration fee (not including registration fees previously paid)........................................................ $108,704.00
   *Listing fees.................................................   10,000.00
   *Rating Agency fees...........................................   60,000.00
   *Blue Sky expenses............................................    7,500.00
   *Transfer Agent's fees........................................    1,000.00
   *Fees of Trustee, including counsel and authentication fee....    7,500.00
   *Printing expenses............................................   20,000.00
   *Legal fees and expenses......................................  145,000.00
   *Accounting fees..............................................    8,000.00
   *Miscellaneous expenses.......................................   30,000.00
                                                                  -----------
     *Total expenses............................................. $397,704.00
                                                                  ===========

--------
* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  (a) Article XI of the Registrant's Restated Certificate of Incorporation provides as follows:

  XI. Limitation of Liability:

    11.01 A director of the Corporation shall not be liable to the Corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the Corporation or its shareholders; (iii) a violation of Section 10-2B-8.33 of the Code of Alabama of 1975 or any successor provision to such section;
  (iv) an intentional violation by such director of criminal law; or (v) a breach of such director's duty of loyalty to the Corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. The limitation on liability of directors of the Corporation contained herein shall apply to liabilities arising out of acts or omissions occurring subsequent to the adoption of this Article XI and, except to the extent prohibited by law, to liabilities arising out of acts or omissions occurring prior to the adoption of this Article XI. Any repeal or modification of this Article XI by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or modification.

  (b) Section 2.06 of the Registrant's Bylaws provides as follows:

  2.06 Indemnification of Directors and Officers; Liability Insurance--

    (a) The Corporation does hereby indemnify any officer or director of the Corporation who was, or is, a party, or is threatened to be made a party, to any threatened, pending, or completed claim, action, or proceeding, whether civil, criminal, administrative, or investigative, including appeals, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, an officer, an employee, or an agent of the Corporation or is, or was, serving at the request of the Corporation as a director, officer partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fee, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonably cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (b) The Corporation does hereby indemnify any officer or director of the Corporation who was, or is, a party, or is threatened to be made a party, to any threatened, pending, or completed claim or action by, or in the right of, the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, an officer, an employee, or an agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

    (c) To the extent that a director or an officer of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in subsections (a) and (b) of this section or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue, or matter in any such action or proceeding.

    (d) Any indemnification under subsections (a) and (b) of this section, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made:

      (i) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to, such claim, action, or proceeding;

      (ii) If such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

      (iii) By the stockholders.

    (e) Expenses, including attorneys' fees, incurred in defending a civil or criminal claim, action, or proceeding may be paid by the Corporation in advance of the final disposition of such claim, action, or proceeding as authorized in the manner provided in subsection (d) of this section upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if, and to the extent that, it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section.

    (f) The indemnification authorized by this section shall not be deemed exclusive of, and shall be in addition to, any other rights, whether created prior or subsequent to the enactment of this section, to which those indemnified may be entitled under any statute, rule of law, provision of articles of incorporation, by-law, agreement, or vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director or an officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

    (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section."

  (c) In addition to the foregoing provisions of the Bylaws of the Registrant, directors, officers and controlling persons of the Registrant may be indemnified by the Registrant pursuant to the provisions of Sections 10-2B-
8.50 to 10-2B-8.58 of the Code of Alabama of 1975, as amended, which indemnity may be broader than that provided by the Registrant's Bylaws.

  (d) In addition, the Registrant maintains officers' and directors' liability insurance.

ITEM 16. EXHIBITS

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
 1(a)        Form of Selling Agency Agreement.
 1(b)        Form of Common Stock Underwriting Agreement.
 *4(a)       Restated Conformed Certificate of Incorporation of the Registrant,
             as amended through February 3, 1995, which was filed as Exhibit
             3(f) to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1995 (File No. 1-7810).
 *4(b)       Certificate of Adoption of Resolutions Designating Series A Junior
             Participating Preferred Stock, adopted June 27, 1988, which was filed as Exhibit 4(e) to the Registrant's Registration Statement
             on Form S-2 (Registration No. 33-25435).
 *4(c)       Bylaws of the Registrant, which were filed as Exhibit 4(e) to the
             Registrant's Registration Statement on Form S-8 (Registration No.
             33-14855).
 *4(d)       Rights Agreement, dated as of July 27, 1988, between Energen
             Corporation and AmSouth Bank N.A., Rights Agent, which was filed as Exhibit I to the Registrant's Registration Statement on Form 8-
             A (File No. 1-7810).
 *4(e)       Amendment of Rights Agreement, dated as of February 28, 1990, between Energen Corporation and AmSouth Bank N.A., Rights Agent,
             which was filed as Exhibit 2 to Registrant's Form 8 Amendment No.
             2 to its Registration Statement on Form 8-A (File No. 1-7810).
 *4(f)       Indenture, dated as of January 1, 1992, between the Registrant and
             Boatmen's Trust Company, Trustee, which was filed as Exhibit 4 to the Registrant's Registration Statement on Form S-3 (Registration
             No. 33-44936).
 *4(g)       Indenture, dated as of March 1, 1993, between the Registrant and
             Boatman's Trust Company, Trustee, which was filed as Exhibit 4 to the Registrant's Registration Statement on Form S-3 (Registration
             No. 33-25435).
 *4(h)       Indenture dated as of November 1, 1993, between Alabama Gas
             Corporation and NationsBank of Georgia, National Association,
             Trustee, which was filed as Exhibit 4(k) to Alabama Gas's
             Registration Statement on Form S-3 (Registration No. 33-70466).
 4(i)        Indenture between Energen Corporation and The Bank of New York, as
             Trustee, dated as of September 1, 1996, with respect to the Debt
             Securities.
 5           Opinion of Bradley Arant Rose & White LLP.
 12          Computation of Ratios of Earnings to Fixed Charges.
 23(a)       Consent of Bradley Arant Rose & White LLP (contained in their opinion filed as Exhibit 5 to this Registration Statement).
 23(b)       Consent of Coopers & Lybrand L.L.P.
 24          Power of attorney authorizing execution of registration statement on Form S-3 on behalf of certain directors of the Registrant.
 25          Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 on Form T-1.

--------
* Incorporated by reference.

ITEM. 17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such labilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d) The undersigned Registrant hereby undertakes that, (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon rule 430A and contained in a form of prospectus filed pursuant to Rules 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement at the time it was declared effective, and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment if that contains a form of prospectus shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BIRMINGHAM, STATE OF ALABAMA, ON DECEMBER 23, 1997.

                                          Energen Corporation

                                                  /s/ Geoffrey C. Ketcham
                                          By: _________________________________
                                                    GEOFFREY C. KETCHAM
                                               ITS EXECUTIVE VICE PRESIDENT,
                                                       TREASURER AND
                                                  CHIEF FINANCIAL OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

                  *                    Director                  December 23,
-------------------------------------                                1997
           STEPHEN D. BAN

                  *                    Director                  December 23,
-------------------------------------                                1997
          JULIAN W. BANTON

                  *                    Director                  December 23,
-------------------------------------                                1997
             R. D. CASH

                  *                    Director                  December 23,
-------------------------------------                                1997
         J. MASON DAVIS, JR.

                  *                    Director                  December 23,
-------------------------------------                                1997
         JAMES S. M. FRENCH

       /s/ Geoffrey C. Ketcham         Executive Vice            December 23,
-------------------------------------   President,                   1997
         GEOFFREY C. KETCHAM            Treasurer and Chief
                                        Financial Officer
                                        (Principal
                                        Accounting Officer)

                  *
                                                                 December 23,
-------------------------------------                                1997
          WALLACE L. LUTHY

                  *                    Chairman of the           December 23,
-------------------------------------   Board and Director           1997
           REX J. LYSINGER

              SIGNATURE                         TITLE                DATE

                  *                     Director                 December 23,
-------------------------------------                                1997
           JUDY M. MERRITT

                  *                     Director                 December 23,
-------------------------------------                                1997
         DRAYTON NABERS, JR.

                  *                     Director                 December 23,
-------------------------------------                                1997
          GEORGE S. SHIRLEY

                  *                     President, Chief         December 23,
-------------------------------------    Executive Officer           1997
       WM. MICHAEL WARREN, JR.           and Director

       /s/ Geoffrey C. Ketcham
  *By:_______________________________                            December 23,
        GEOFFREY C. KETCHAM,                                         1997
          ATTORNEY-IN-FACT

           REGISTRATION STATEMENT ON FORM S-3 OF ENERGEN CORPORATION

                               ----------------

                               INDEX OF EXHIBITS

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   1(a)  Form of Selling Agency Agreement.
   1(b)  Form of Common Stock Underwriting Agreement.
  *4(a)  Restated Conformed Certificate of Incorporation of the Registrant, as
         amended through February 3, 1995, which was filed as Exhibit 3(f) to the Registrant's Annual Report on Form 10-K for the year ended
         September 30, 1995 (File No. 1-7810).
  *4(b)  Certificate of Adoption of Resolutions Designating Series A Junior
         Participating Preferred Stock, adopted June 27, 1988, which was filed as Exhibit 4(e) to the Registrant's Registration Statement on Form S-2
         (Registration No. 33-25435).
  *4(c)  Bylaws of the Registrant, which were filed as Exhibit 4(e) to the
         Registrant's Registration Statement on Form S-8 (Registration No. 33-
         14855).
  *4(d)  Rights Agreement, dated as of July 27, 1988, between Energen
         Corporation and AmSouth Bank N.A., Rights Agent, which was filed as
         Exhibit I to the Registrant's Registration Statement on Form 8-A (File
         No. 1-7810).
  *4(e)  Amendment of Rights Agreement, dated as of February 28, 1990, between
         Energen Corporation and AmSouth Bank N.A., Rights Agent, which was filed as Exhibit 2 to Registrant's Form 8 Amendment No. 2 to its
         Registration Statement on Form 8-A (File No. 1-7810).
  *4(f)  Indenture, dated as of January 1, 1992, between the Registrant and
         Boatmen's Trust Company, Trustee, which was filed as Exhibit 4 to the
         Registrant's Registration Statement on Form S-3 (Registration No. 33-
         44936).
  *4(g)  Indenture, dated as of March 1, 1993, between the Registrant and
         Boatman's Trust Company, Trustee, which was filed as Exhibit 4 to the
         Registrant's Registration Statement on Form S-3 (Registration No. 33-
         25435).
  *4(h)  Indenture dated as of November 1, 1993, between Alabama Gas
         Corporation and NationsBank of Georgia, National Association, Trustee,
         which was filed as Exhibit 4(k) to Alabama Gas's Registration
         Statement on Form S-3 (Registration No. 33-70466).
   4(i)  Indenture between Energen Corporation and The Bank of New York, as
         Trustee, dated as of September 1, 1996, with respect to the Debt
         Securities.
   5     Opinion of Bradley Arant Rose & White LLP.
  12     Computation of Ratios of Earnings to Fixed Charges.
  23(a)  Consent of Bradley Arant Rose & White LLP (contained in their opinion filed as Exhibit 5 to this Registration Statement).
  23(b)  Consent of Coopers & Lybrand L.L.P.
  24     Power of attorney authorizing execution of registration statement on
         Form S-3 on behalf of certain directors of the Registrant.
  25     Statement of Eligibility and Qualification of the Trustee under the
         Trust Indenture Act of 1939 on Form T-1.

--------
* Incorporated by reference.